U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

August 10, 2012

Klever Marketing, Inc.

(Name of small business issuer as specified in its charter)

Delaware	000-18730	363688583
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30251 Golden Lantern Suite E, PMB 411 Laguna Niguel, CA 92677-5993

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (801) 847-6444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

As more fully discussed below in Item 4.02, on August 9, 2012, the Board of Directors of Klever Marketing, Inc. (the “Company”) concluded that the previously issued financial statements contained in the Company’s Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2011 and the subsequent Quarterly Report on Form 10-Q (“Quarterly Report”) for the quarterly period ended March 31, 2012 should no longer be relied upon because of an error in the Annual Report and that those financial statements would be restated to make the necessary accounting adjustments.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 9, 2012, the Board of Directors of Klever Marketing, Inc. concluded that the previously issued financial statements contained in the Company’s Annual Report should no longer be relied upon because of an error in the Annual Report and that those financial statements would be restated to make the necessary accounting corrections. The error relates to the Company being involved in uncertain tax positions that met the more-likely-than-not threshold as of December 31, 2011. Management has measured the uncertain tax positions and recorded a liability for $29,101 to reflect the impact of the uncertain tax positions in the fourth quarter of 2011 and have recorded the related interest and penalties associated with the uncertain tax positions for the quarter ended March 31, 2012.

The Board of Directors has discussed with Haynie & Company, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2012

Klever Marketing, Inc.

/S/ Paul G. Begum
Paul G. Begum
Chairman and CEO